MANAGING DEALER AGENCY AGREEMENT



                                                  February 15, 2002

C. K. Cooper & Company, Inc.
18300 Von Karman Avenue. Suite 440
Irvine, California 92612



Dear Sirs:

      Fortune Natural Resources Corporation, a Delaware corporation (the "Company") desires to increase the capital of the Company in the maximum amount of $4,000,000 (or, at our mutual consent, $5,000,000) by the sale of units ("Units") consisting of one share of Series A Convertible Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") and one stock purchase warrant (a "Warrant") to purchase shares of the Company's Common Stock, par value $0.01 per share, on the terms and in the amounts set forth in the Warrants. The subscribers therefor, each of whom will be named in a subscription agreement substantially similar to the form of subscription agreement attached as an exhibit to the Confidential Private Placement Memorandum ("Memorandum") hereinafter referred to (the "Subscription Agreement"), and by which all such subscribers will be bound, will, at the election of and sole discretion of the Company, become holders of the Preferred Stock and the Warrants.

SECTION 1  Representations and Warranties of the Company
           ---------------------------------------------

      (a) The Company represents and warrants to, and agrees with you for your benefit as of the date hereof, and as of the Minimum Subscription Closing Date (as defined below) and each Additional Issuance Date (as defined below), if any, as follows:

           (i) The Company has prepared a Confidential Private Placement Memorandum, dated February 19, 2002 pursuant to which the Company will offer and sell the Units. The original Confidential Private Placement Memorandum and as it may be amended and supplemented after February 19, 2002 is hereafter referred to herein as the "Memorandum." The offering and sale of the Units will be made without complying with the registration requirements of the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption provided by Regulation D of the regulations under the Act (the "Regulations"). The Memorandum contains all information required to be included therein by order to satisfy the requirements of Regulation D.

           (ii) The Certificate of Incorporation of the Company (the "Certificate of Incorporation"), as amended to be effective on the Minimum Subscription Closing Date (as defined below), provides for the issuance and sale of the shares of Preferred Stock and common stock issuable upon exercise of the Warrants comprising the Units; all action required to be taken by the Company and its officers as a condition to the issuance and sale of the Units to qualified subscribers therefor has been, or prior to the Minimum Subscription Closing Date, will have been, taken.

           (iii)The Certificate of Designations provides for the rights, preferences and privileges of the Preferred Stock.

           (iv) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and licensed and in good standing under the laws of each other jurisdiction, if any, in which such qualification and license is necessary in order to protect the limited liability of the Shareholders and to enable the Company to conduct the business in which it is engaged or proposes to engage as described in the Memorandum; the Company is qualified as a foreign corporation in good


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

standing in each other jurisdiction which (a) requires such qualification or (b) may require such qualification and the failure to so qualify might result in material adverse consequences to the Company. The Company has full power and authority (corporate and other) and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to invest in, acquire, hold, maintain, operate, lease, license, sell, transfer, explore, develop and otherwise engage in the exploration and development of oil and gas properties as referred to in the Memorandum or to engage in the financing transactions referred to or to be referred to in the Memorandum, and to conduct the business in which it is engaged or proposes to engage as described in the Memorandum. The Company is and has been doing business in compliance with all material authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, foreign, state and local laws, rules and regulations, or if a failure to so comply exists, such failure would not materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company taken as a whole; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company taken as a whole. The disclosures in the Memorandum concerning the effects of federal, state and local laws, rules and regulations on each of the Company's businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

           (v) When the Memorandum is distributed and at all times subsequent thereto up to the Minimum Subscription Closing Date and each Additional Issuance Date, if any, neither the Memorandum, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Memorandum made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Memorandum.

           (vi) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Memorandum and will have the adjusted capitalization set forth therein on the Minimum Subscription Closing Date and each Additional Issuance Date, if any, based upon the assumptions set forth therein. The Company is not a party to or bound by any material instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or options, warrants or rights or obligations of security holders of the Company or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company, except for this Managing Dealer Agency Agreement, the Subscription Agreement and as described or referred to in the Memorandum. The Units and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform in all material respects to all statements with respect thereto contained in the Memorandum. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability for the Company's acts or omissions solely by reason of being such holders; and none of such securities was issued in violation of the preemptive rights of any security holder of the Company or similar contractual rights granted by the Company. The Units will be issued pursuant to the terms and conditions of the Subscription Agreement, and the provisions of the Subscription Agreement described in the Memorandum will conform to the description thereof contained in the Memorandum but such description is qualified by reference to the actual terms of the Subscription Agreement. The securities comprising the Units have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Subscription Agreement, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Subscription Agreement. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (the "Underlying Stock") will, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable, and the Company has duly authorized and reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants the Common Stock issuable upon such conversion and exercise. The Units, the Preferred Stock and the Underlying Stock are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company; the holders thereof will not be subject to any liability for the Company's acts or omissions solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Units and the Underlying Stock has been duly and validly taken; and the certificates representing the Preferred Stock and the Underlying Stock will be in due and proper form. Upon the issuance and delivery of the Units pursuant to the terms of this Managing Dealer Agency Agreement and the Subscription Agreement, the purchasers of the Units will acquire good and marketable title to the securities comprising the Units, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever resulting from the affirmative act of the Company or from a judgment or nonconsensual lien rendered against the Company.

           (vii) The accountants who certified the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 (the "Annual Report") and incorporated in the Memorandum by reference are, with respect to the Company, independent public accountants.

           (viii) The financial statements of the Company together with the related notes thereto included in the Memorandum fairly present the financial position, income, change in stockholders' equity, cash flow and the results of operations of the Company at the respective dates and for the respective periods to which they apply. There has been no adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Memorandum, except as set forth in the Memorandum, and the outstanding debt, the property, both tangible and intangible, and the businesses of the Company described in the Memorandum conform in all material respects to the descriptions thereof contained in the Memorandum. Financial information set forth in the Memorandum fairly presents, on the basis stated in the Memorandum, the information set forth therein and has been derived from or compiled on a basis consistent with that of the audited financial statements included in the Annual Report and incorporated in the Memorandum by reference.

           (ix) The Company (A) has paid all federal, state and local taxes for which it is currently liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (B) has established adequate reserves for such taxes that are not due and payable or are being contested in good faith by the Company and (C) does not have any material tax deficiency or claims outstanding, proposed or assessed against its respective business or assets.

           (x) No U.S. transfer tax, stamp duty or other similar tax is payable by you or on your behalf in connection with (A) the issuance by the Company of the Units or the Underlying Stock, or (B) the consummation by the Company of any of its obligations under this Managing Dealer Agency Agreement and the Subscription Agreement.

           (xi) The Company maintains insurance policies, including, but not limited to, general liability insurance and surety bonds which insures the Company and its professional staffs against such losses and risks generally insured against by comparable businesses. The Company (A) has not failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's businesses, property or professional staff, under any insurance policy or surety bond in a due and timely manner, (B) has no disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder or (C) has failed to comply with all conditions contained in such insurance policies and surety bonds. The Company has not received notice of facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

           (xii) There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the best of the Company's knowledge after due inquiry, threatened against, or involving the properties or businesses of, the Company which (A) questions the validity of the capital stock of the Company, this Managing Dealer Agency Agreement and the Subscription Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Managing Dealer Agency Agreement or the Subscription Agreement, (B) is undisclosed in the Memorandum (and such proceedings as are summarized in the Memorandum are accurately summarized in all respects) or (C) materially and adversely affects the condition, financial or otherwise, or the earnings, business affairs, position, prospects, stockholders' equity, value, operation, properties, businesses or results of operations of the Company taken as a whole. For the purposes hereof, a material action shall be an action resulting in liability to the Company in excess of five percent of its net worth, as reflected on its most recent balance sheet.

           (xiii) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Units and the Underlying Stock, to enter into this Managing Dealer Agency Agreement and the Subscription Agreement and to consummate the transactions provided for in such agreements; and this Managing Dealer Agency Agreement and Subscription Agreement have each been duly and properly authorized, executed and delivered by the Company. Each of the Managing Dealer Agency Agreement and the Subscription Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and none of the Company's issue and sale of the Units, the Preferred Stock and the Underlying Stock, the execution or delivery of this Managing Dealer Agency Agreement and the Subscription Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct by it of its businesses as described in the Memorandum or any amendments or supplements thereto conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or results or will result in the creation or imposition of any lien (other than the lien created by the Subscription Agreement), charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon any property or assets (tangible or intangible) of the Company pursuant to the terms of, (A) the Certificate of Incorporation or by-laws of the Company, (B) any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) to the best of the Company's knowledge, any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its respective activities or properties.

           (xiv) No consent, approval, authorization or order of, and no filing with, any domestic court, regulatory body, government agency or other body is required for the issuance of the Units pursuant to the Memorandum, the performance of this Managing Dealer Agency Agreement and the Subscription Agreement or the transactions contemplated hereby or thereby, including, without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Units, except such as have been or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units.

           (xv) The Company shall have duly and validly authorized, executed and delivered each material agreement, contract or other document to which it is a party or by which it may be bound or to which its assets, properties or businesses may be subject, and each such agreement, contract or other document constitutes its legal, valid and binding agreement enforceable against it in accordance with its terms. The descriptions in the Memorandum of agreements, contracts and other documents are accurate but such descriptions are qualified by reference to the actual terms of such agreements, contracts and other documents.

           (xvi) Subsequent to the respective dates as of which information is set forth in the Memorandum, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (A) entered into any material transaction other than in the ordinary course of business or (B) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any material change in the capital stock, debt (long or short term) or liabilities (except for (x) financing in connection with acquisition of assets of the Company through purchase money financing, (y) debt incurred to finance capital improvements to existing properties not to exceed $500,000 outstanding and (z) debt for working capital not to exceed $500,000 outstanding) or any material change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company.

           (xvii) No material default exists in the due performance and observance of any material term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, purchase order, agreement or instrument evidencing an obligation for borrowed money or other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected. For the purposes hereof, a material default shall be a default resulting in liability to the Company in excess of five percent of its net worth, as reflected on its most recent balance sheet.

           (xviii) The Company is in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company has not received notice of any pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. The Company has not received notice of any unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of the Subsidiaries, or any predecessor entity of the Company, and none has ever occurred. No collective bargaining agreement or modification thereof is currently being negotiated by the Company. No material labor dispute with the employees of the Company exists or, to the best of the Company's knowledge, is imminent.

           (xix) Except for (A) a Company administered 401(k) plan, (B) a health insurance plan (Group Policy 62591 with Blue Cross and Blue Shield of Texas),
(C) a life and death and disability insurance policy (Group Policy G48758, Account 07777 with Group Life and Health Insurance Company) and (D) a dental insurance plan (Group Policy 13085 with Multi Protection Trust - Utah, Pacific
Life), the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multi-employer plan" ("ERISA Plans") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not maintain or contribute to, now or at any time previously, a defined benefit plan as defined in Section 3(35) of ERISA. The Company has never completely or partially withdrawn from a "multi-employer plan" as so defined.

           (xx) The Company (A) to the best of the Company's knowledge, owns or possesses, or has a license or other right to use, all copyrights, trademarks, service marks and trade names, together with all applications for any of the foregoing, presently used or held for use by it in connection with its businesses as described in the Memorandum, (B) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition, financial or otherwise, or the business affairs, position, prospects, properties, results of operations or net worth of the Company, taken as a whole, and (C) is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark, trade name or copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise. None of the copyrights, trademarks, service marks and trade names presently owned or used by the Company or any of the Subsidiaries are in dispute or, to the best of the Company's knowledge, are in conflict with the right of any other person or entity.

           (xxi) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all material items of real and personal property described in the Memorandum, including all royalty, working and participating interests in mineral producing properties, to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other restrictions and equities of any kind whatsoever, other than those referred to in the Memorandum and liens for taxes not yet due and payable.

           (xxii) Neither the Company nor any of its respective executive officers, principal stockholders, or, to the best of the Company's knowledge, employees or agents nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or any official or employee of any governmental agency (domestic or foreign), or any

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

instrumentality of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or any other person who was, is or may be in a position to help or hinder the businesses of the Company (or assist the Company in connection with any actual or proposed transaction) which
(A) might subject the Company, or any of such others to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (B) if not given in the past, might have had a materially adverse effect on the assets, businesses or operations of the Company or (C) if not continued in the future, might adversely affect the assets, businesses, operations or prospects of the Company or any of the Subsidiaries.

           (xxiii) Except as set forth in the Memorandum, no officer, director, principal stockholder or key employee of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any of the foregoing persons or entities, has or has had, either directly or indirectly, (A) any interest in any person or entity which furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or (B) a material interest in any person or entity which purchases from or sells or furnishes to the Company any goods or services or (C) a beneficial interest in any material contract or agreement to which the Company is a party or by which the Company may be bound or affected. Except as set forth in the Memorandum, there are no existing material agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company and any such officer, director, principal stockholder or key employee or any "affiliate" or "associate."

           (xxiv) The minute books of the Company have been made available to you, contain a complete summary of all actions of the directors and stockholders of the Company since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all respects.

           (xxv) No holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Memorandum and no person or entity holds any anti-dilution rights with respect to any securities of the Company that would be triggered by the issuance of the Units or the Underlying Stock as described in the Memorandum.

           (xxvi) There exists no actual or, to the best of the Company's knowledge, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, or the business of the Company, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the Company's business are individually or in the aggregate material to the condition of the Company, and there exists no present condition or state of fact or circumstances that would adversely affect the condition of the Company or prevent the Company from conducting such business relationships or such business with any such customer, supplier or group of customers or suppliers in the same manner as heretofore conducted by the Company.

           (xxvii) The Company is in material compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the best of the Company's knowledge, threatened against the Company pursuant to Environmental Laws; and, to the best of the Company's knowledge, there are no past or present events, condition, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have give rise to or will give rise to liability under, Environmental Laws. For purposes herein, "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgements or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

           (xxviii) The Company has never received a notice, orally or in writing, with respect to the denial of any license the Company has sought to obtain, and the Company-approved operating procedures and practices of the Company are, to the best of the Company's knowledge, in material compliance with, federal, state and local laws, rules and regulations.

           (xxix) On the date hereof, and at all times through the Offering Termination Date, referred to below, the Company is not and shall not be an investment company as that term is defined in the Investment Company Act of 1940, as amended.

           (xxx)Neither the Company nor any affiliate thereof shall give any information or make any representation in connection with the offering of Units other than those contained in the Memorandum or such other material as may be provided or approved by you.

      (b) Any certificate signed by the Company and delivered to you or to Arter & Hadden LLP for the purposes of this Managing Dealer Agency Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

SECTION 2 Offering and Sale of Preferred Stock.
          ------------------------------------

      (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you, as the Managing Dealer, are hereby appointed the agent of the Company during the term herein specified (the "Offering Period") for the purpose of finding subscribers for the Units for the account and risk of the Company through a private placement offering exempt from the registration requirements of the Act, and subject to the performance by the Company of all of its obligations to be performed hereunder and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find subscribers for the Units at an offering price of $10 per Unit, each investor being required to subscribe for at least 1,000 Units ($10,000). Except as provided in Section 2(g) hereof, your agency hereunder is not terminable by the Company without your permission, shall continue until the close of business on such date not later than March 28, 2002 unless extended by the Company with your consent. The offering may be terminated at any time by the Company and you (the close of business of such date being hereinafter referred to as the "Offering Termination Date").

      (b) A signature page to the Subscription Agreement must be completed by or on behalf of each person desiring to purchase Units in form and substance satisfactory to the Company, and you shall provide such other information the Company deems reasonably necessary, and all documents, if any, required under state securities laws. You shall ascertain that each signature page to the Subscription Agreement sent in by or on behalf of a prospective purchaser of Units has been properly completed and executed. You shall return the Subscription Agreements together with the subscribers' checks (in the amount or amounts required by paragraph (a) above) payable to Pacific Mercantile Bank - FNRC Escrow Account (the "Bank") by the end of the next business day following receipt of the subscriber's check.

           You will comply with the requirements of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

      (c) You agree to retain in your records and make available to us, for a period of at least four years after the Offering Termination Date, information establishing that each purchaser of the Units pursuant to a Subscription Agreement solicited by you is within the permitted class of investors under the requirements, if any, of the jurisdiction in which such purchaser is a resident. In addition, you agree that you shall be responsible for determining that each purchaser of Units pursuant to a Subscription Agreement solicited by you meets the suitability requirements for investors contained in the Memorandum and you agree to retain records evidencing such compliance with the suitability requirement for each investor.

      (d) The Company, upon receipt of the aforementioned signature pages to the Subscription Agreement, will determine as soon as practicable (but in no event more than 30 days after receipt) whether it expects to accept the proposed purchaser as a shareholder of the Company, it being understood the Company reserves the right to reject the tender of any signature page to the Subscription Agreement and to reject all tenders after all of the Units have been sold. Should the Company determine to accept the tender of the signature page to the Subscription Agreement, the Company will promptly advise you of such action. Should the Company determine to reject the tender of the signature page to the Subscription Agreement, it will promptly notify you in writing (and, if the Company elects, the prospective purchaser), of such determination, and will promptly cause the return of the tendered signature page to the Subscription Agreement and the check in payment of the purchase price of the Units directly to you or to the prospective purchaser.

      (e) Prior to the Minimum Subscription Closing Date (as hereinafter defined), the Company will have no right to obtain such funds from the Bank. The right of the Company to receive such funds on the Minimum Subscription Closing Date is subject to fulfillment of the conditions specified in Section 6 hereof.

      (f) "Minimum Subscription Closing Date" as used herein shall mean the date, no later than March 28, 2002 (as such date may be extended to April 30, 2002 by us with your consent), or such later date as funds deposited in escrow with the Bank on March 28, 2002 or such extended date have been collected in good funds, on which the Company and the Bank shall notify you in writing that subscriptions and payments for an aggregate of at least 1,500,000 Units ($1,500,000) shall have been received and accepted by the Company. "Minimum Subscription Closing Date" as used herein shall mean the first full business day following the Minimum Subscription Closing Date or such day thereafter as shall be mutually agreed upon by you and the Company.

      (g) In the event the offering is commenced and subscriptions for at least 150,000 Units shall not have been received by the Minimum Subscription Closing Date, all funds received from subscribers (if any) shall be returned in full, without deduction of any escrow or other fees and expenses; and your agency and this Managing Dealer Agency Agreement shall terminate without obligation on your part or on the part of the Company, except as provided in Section 5 hereof and except that the indemnification or contribution, as the case may be, provided in
Section 7 hereof shall continue after such termination of this Managing Dealer Agency Agreement.

      (h) Subject to fulfillment of the conditions specified in Section 6 hereof, at the Minimum Subscription Closing Date payment of the purchase price for the Units for which you have found acceptable subscribers as of said Minimum Subscription Closing Date, and delivery, with respect to each subscriber for Units, of a copy of the Subscription Agreement signed by such subscriber, shall be made to the Company at the office of the Bank, or at such other place as shall be agreed between you and the Company.

      (i) If at least 150,000 Units but less than all of the Units have been subscribed and paid for and accepted by the Company at the Minimum Subscription Closing Date, the Offering Period shall continue until the earlier to occur of the Offering Termination Date or the date on which all Units shall have been subscribed and paid for and accepted by the Company. At all times during the Offering Period you shall follow the procedures prescribed by Section 2(b) hereof. At periodic intervals to be mutually agreed upon by you and the Company during the Offering Period, dates shall be established on which additional subscribers shall be issued Units by the Company (the "Additional Issuance Dates"). On each of the Additional Issuance Dates, you shall notify the Company of the aggregate number of additional Units for which you have received subscriptions and shall make delivery of such executed subscriptions and payment of the purchase price for each of the additional Units, and delivery of a copy of the Subscription Agreement signed by each such prospective purchaser shall be made by you to the Company at the office of the Bank or at such other place as you and the Company may agree.

      (j) As consideration for your services, your compensation will be paid to you as follows:

           (i) If at least 150,000 of the Units are subscribed for and the payments and deliveries provided for in Section 2(b), 2(h) and 2(i) are made at the Minimum Subscription Closing Date and all conditions precedent hereunder to the obligations of you and the Company are satisfied on the Minimum Subscription Closing Date, you will be (A) paid a cash commission per Unit subscribed and paid for at the Minimum Subscription Closing Date in the amount of nine percent of the gross proceeds from the sale of Units and (B) issued Warrants in the same form as included in a Unit having a value equal to five percent of the gross proceeds from the sale of Units. Any other Soliciting Dealer (as defined below) selling Units shall be reallowed by you a portion of your paid a commission and your Warrants as described in the Soliciting Dealer Agreement entered into between you and such Soliciting Dealer.

           (ii) After the Minimum Subscription Closing Date, you will be paid at an Additional Issuance Date a commission pursuant to the above schedule and issued Warrants in the amount described above, for Units purchased subsequent to the Minimum Subscription Closing Date; and

           (iii)Regardless of whether the Minimum Subscription Closing Date occurs, you will be paid an expense allowance (on account of your marketing services) in an amount not to exceed to $50,000 as presented by you.

           Such commissions will be paid to you directly by the Bank on the Minimum Subscription Closing Date and each Additional Issuance Date, the Warrants shall be issued directly to you or your designees by the Company and such expenses shall be paid to you by the Company.

      (k) Subscriptions for Units may be solicited by one or more dealers which are member broker-dealers of the National Association of Securities dealers, Inc. (the "NASD") (the "Soliciting Dealers") and sales by Soliciting Dealers shall be made under a Soliciting Dealer Agreement substantially in the form attached hereto as Exhibit A. Pursuant to any Soliciting Dealer Agreements, you will reallow each Soliciting Dealer a concession of 7.5% out of the nine percent commission and Warrants having a value of 2.5% of the gross proceeds from the sale of Units with respect to each Unit sold by the Company pursuant to a Subscription Agreement solicited by such Soliciting Dealer, subject to the terms of subparagraph (i) of this Section 2.

      (l) Neither you, the Company, nor any dealer participating in the offering of the Units shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to the purchase of Units.

      (m) You agree that you will not disseminate or publish any advertisement relating to your solicitation of subscribers for the Units (including, without limitation, any advertisement relating to seminars) the form of which has not been approved by the Company.

      (n) For purposes of determining the number of Warrants to be issued to you under this Section 2, the value of the Warrants shall equal five percent of the gross proceeds from the sale of the Units. For example, if gross proceeds from the sale of Units equals $4,000,000, the value of the Warrants to be issued to you under this Section 2 would be $200,000 (five percent of $4,000,000) and the number of common shares issuable upon exercise of such Warrants shall be that number of shares issuable at the exercise price as stated in the Warrants. The exercise price is $1.50 per share. In this example that would result in the issuance of 133,334 warrants to purchase shares of the Company's common stock.

SECTION 3  Covenants of the Company.
           ------------------------

      The Company covenants with you as follows:

      (a) During the period when the Memorandum is required to be delivered pursuant to the Act, the Company will comply, so far as it is able and at its own expense, with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in, the Units during such period in accordance with the provisions herein and as set forth in the Memorandum.

      (b) If any event relating to or affecting the Company or any of its assets, property or business shall occur as a result of which it is necessary, in the opinion of Arter & Hadden LLP, to amend or supplement the Memorandum in order to make the Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the Company will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Memorandum (in form and substance satisfactory to Arter & Hadden LLP) which will amend or supplement the Memorandum so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Memorandum is delivered to a subscriber, not misleading. For the purposes of this subsection the Company will furnish such information with respect to itself as you or Arter & Hadden LLP, may from time to time reasonably request.

      (c) It will endeavor in good faith, in cooperation with you, to qualify the Units for offering and sale under the applicable securities or "blue sky" laws of such jurisdictions as you may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business or to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction where the Units shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

      (d) It will, so long as any Units remain outstanding, furnish directly to you the following:

           (i) concurrently with furnishing such quarterly reports to its securityholders, statements of income of the Company for each quarter in the form furnished to the Company's securityholders and certified by the Company's principal financial or accounting officer;

           (ii) concurrently with furnishing such annual reports to its securityholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent certified public accountants;

           (iii)as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

           (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any state securities commission, NASDAQ/SCMS, the NASD or any securities exchange;

           (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its respective affairs which was released or prepared by or on behalf of the Company; and

           (vi) any additional information of a public nature concerning the Company or any of the Subsidiaries (and any future subsidiaries) or their respective businesses which you may request.

During such period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

      (e) The Company will act as the transfer agent and registrar for the Preferred Stock. The Company may designate a third party to be the transfer agent and registrar.

      (f) Neither the Company nor any of its executive officers, directors, principal stockholders or affiliates (within the meaning of the Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company in violation of the Exchange Act.

      (g) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "USE OF PROCEEDS" in the Memorandum. No portion of the net proceeds will be used, directly or indirectly, to acquire or redeem any securities issued by the Company other than any securities issued in connection with interim funding to the Company of up to $500,000 described under "Use of Proceeds" in the Memorandum.

      (h) Until the completion of the distribution of the Units, the Company shall not, without the prior written consent of you and your counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company, its respective activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

      (i) The Company shall file an amended and restated Certificate of Incorporation or a Certificate of Designations in conjunction with the authorization of the Preferred Stock and the Underlying Stock, and such Certificate shall state that, within 90 days of the end of the Offering Period, the Company shall effect a registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) with respect to the Underlying Stock as would permit or facilitate the sale and distribution of all or a portion of the Underlying Stock.

SECTION 4  Your Covenants.
           --------------

      You covenant with the Company as follows:

      (a) You agree to manage the distribution of the Units and to sell the Units according to all of the terms and conditions of the NASD, all applicable state and federal laws, including the Act, and any and all regulations related thereto. You shall not have any authority to give any information or make any representations in connection with any offer or sale of the Units other than as contained in the Memorandum or as is otherwise expressly authorized in writing by the Company.

      (b) The Units shall be offered and sold only where the Units may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Units.

      (c) Neither you nor any person associated with you shall give any information, written or oral, or make any representation, written or oral, in connection with the offering other than those contained in the Memorandum or such other material as may be provided or approved by the Company.

      (d) You agree to engage as Soliciting Dealers only entities which are also members of the NASD.

SECTION 5  Payment of Expenses and Fees.
           ----------------------------

      The Company will pay all expenses incident to the performance of the obligations of the Company under this Managing Dealer Agency Agreement, including (i) the printing and delivery to you in quantities as you deem necessary of copies of the Memorandum and any supplements or amendments thereto, and of the Subscription Agreement; (ii) the printing, execution, filing and delivery to you in quantities as you deem necessary of copies of any supplemental sales material to be used in connection with the offering approved by the Company and utilized in sales of the Units directly to the public; (iii) the qualification of the Units under the securities or "blue sky" laws of the jurisdictions designated by you in accordance with the provisions of Section 3(f), including filing fees and the fees and disbursements of any counsel incurred in connection therewith; and (iv) the fees and disbursements of counsel and accountants for the Company. In the event that the offering is commenced and whether or not subscriptions for at least 150,000 Units shall not have been received, then the Company will pay you an accountable expense allowance not to exceed $50,000.

      In the event (a) the offering of Units is cancelled by us without your consent prior to the Offering Termination Date, (b) you inform us that the Memorandum contains an untrue statement of a material fact or fails to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any of our representations, warranties or agreements contained in Section 1(a) are not true and correct at the Minimum Subscription Closing Date, the Company shall pay you a break-up fee equal to $50,000, provided that no such break-up fee shall be payable if either of the events specified in (b) and (c) are cured prior to the Minimum Subscription Closing Date and the event specified in clause (a) has not occurred.

SECTION 6  Conditions of Your Obligations.
           ------------------------------

      Your obligations hereunder are subject to the accuracy of and compliance with the representations and warranties of Company, to the performance by the Company of its obligations hereunder and to the following further conditions:

      (a) At the Minimum Subscription Closing Date and on each Additional Issuance Date thereafter you shall receive the opinion of Reish Luftman McDaniel & Reicher, as counsel for the Company, in the form set forth in Exhibit B hereto.

      (b) At the Minimum Subscription Closing Date and on each Additional Issuance Date thereafter you shall receive a certificate signed by the Company to the effect that (i) the signer has carefully examined the Memorandum and, in the signer's opinion, at the time the Memorandum was dated and at the Minimum Subscription Closing Date and Additional Issuance Date, as the case may be, the Memorandum did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Memorandum did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the date of the Memorandum no event has occurred which should have been set forth in an amendment of, or supplement to, the Memorandum but which has not been so set forth; (iii) no proceedings have been instituted or threatened by the Commission or any state securities administrator preventing, suspending or stopping the offer or sale of the Units and not rescinded; (iv) the representations, warranties and agreements contained in Section 1(a) are true and correct in all material respects with the same effect as though expressly made at the Minimum Subscription Closing Date and Additional Issuance Date as the case may be; and (v) since the date of the Memorandum, no material adverse change in circumstance has occurred with regard to the transactions described in any letters of intent described in the Memorandum which should have been set forth in an amendment of, or supplement to, the Memorandum, but which has not been so set forth, provided, however, that with respect to clauses (i) and (ii) above, such certificate may exclude from its coverage any matters relating to you.

      (c) At the time the Memorandum is dated, you shall have received from Grant Thornton & Co. a letter, in form and substance satisfactory to you and your counsel, advising that (i) they are independent public accountants as required by the Act and the published Regulations, (ii) it is their opinion that the audited financial statements of the Company for the year ended December 31, 2000 included in the Memorandum or incorporated therein by reference to the Annual Report, and covered by their opinions therein, comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations relating to financial statements in registration statements on Form SB-1.

           At the Minimum Subscription Closing Date and on each Additional Issuance Date you shall receive from Grant Thornton & Co. a letter dated as of the Minimum Subscription Closing Date or such Additional Issuance Date to the effect that they reaffirm, as of such date and as though made at such date, the statements made in the letter furnished by such accountants pursuant to subsection (c) of this Section 6, except that the specified date referred to in such subsection will be a date not more than five days prior to the Minimum Subscription Closing Date or such Additional Issuance Date.

      (d) No order suspending the sale of the Units in any jurisdiction designated by you shall have been issued on either the Minimum Subscription Closing Date or the relevant Additional Issuance Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

      (e) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Managing Dealer Agency Agreement to be fulfilled, this Managing Dealer Agency Agreement and all your obligations hereunder may be cancelled by you by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Minimum Subscription Closing Date, or at any time after the Minimum Subscription Closing Date, all your obligations hereunder may be cancelled or terminated by you by notifying the Company of such cancellation or termination in writing or by telegram at any time at or prior to the Offering

Termination Date and any such cancellation or termination shall be without liability of any party to any other party except for the break-up fee as otherwise provided in Section 5.

SECTION 7  Indemnification.
           ---------------

      (a) The Company agrees to indemnify and hold harmless you, your representatives and employees, and each person, if any, who controls you within the meaning of Section 15 of the Act, you and such person (referred to collectively as the "Indemnified Parties"), as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Memorandum (or any amendment or supplement thereto);

           (ii) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any supplemental sales material approved by the Company for use by you, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and in conjunction with the Memorandum delivered therewith, not misleading; provided, however, that with respect to any indemnification relating to supplemental sales material designated for broker-dealer use only such indemnification shall be limited to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact related to the Memorandum or the offering;

           (iii)against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission as provided in subparagraph (a)(i) and (a)(ii) above, if such settlement is effected with the written consent of the Company; and

           (iv) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a)(i), (a)(ii) or (a)(iii) above.

           The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Memorandum or any supplemental sales material, it shall not inure to the benefit of any of the Indemnified Parties if you failed to send or give a copy of the Memorandum (as amended or supplemented, if the Company shall have furnished any amendment or supplement thereto to you which shall correct such untrue statement or omission which is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense prior to or together with the written confirmation of the receipt of the subscription for Units from such person; or if you sell any Units and deliver to the person asserting any such loss, liability, claim, damage or expense a Memorandum containing an alleged untrue statement or omission which is the basis of the loss, liability, claim, damage or expense for which indemnification is sought at a time subsequent to having been notified by the Company that it believes that such Memorandum should be amended or supplemented; or if you delivered any copies of the Memorandum to potential subscribers in a state in which the offer or sale of the Units were not authorized or for which there was no exemption for such offer and sale.

      (b) You agree to indemnify and hold harmless the Company, each of its representatives and employees, and each person, if any, who controls any such person, within the meaning of Section 15 of the Act, to the same extent as the foregoing indemnity from the Company in Section 7(a) but only with respect to statements or omissions in the Memorandum (or any amendment or supplement thereto) or relating to you or your affiliates in the supplemental sales literature distributed to the public made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Memorandum (or any amendment or supplement thereto) or the supplemental sales literature distributed to the subscribers; or if you fail to send or give a copy of the Memorandum to the person asserting a claim against the Company; or if you delivered any copies of the Memorandum to potential subscribers in a state in which the offer or sale of Units were not authorized or for which there was no exemption for such offer and sale. In case any action shall be brought against the Company based on the Memorandum (or any amendment or supplement thereto) or the supplemental sales literature distributed to the subscribers and in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company by the provisions of Sections 7(a) and 7(c).

      (c) In no case shall the Company be liable under this Section 7 for indemnity with respect to any claim made against any of the Indemnified Parties unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this Section 7 for indemnity. In no case shall the Company be liable under this Section 7 for indemnity to the indemnified parties for any loss, liability, claim, damage or expense described in Section 7(a) above if such loss, liability, claim, damage or expense arose entirely or primarily, directly or indirectly, from your gross negligence or willful misconduct. For purposes of the foregoing sentence, an Indemnified Party shall be considered having been grossly negligent or engaged in willful misconduct for purposes of this Managing Dealer Agency Agreement only if, without limitation, any court having jurisdiction has made a final determination as to such circumstances and issued an order with respect thereto or any settlement agreement approved by any court having jurisdiction has been entered into. The Company shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the Indemnified Parties, defendant or defendants therein. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Indemnified Parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include the Company and any of the Indemnified Parties and such Indemnified Party or Parties shall have been advised by counsel chosen by such Indemnified Party or Parties and satisfactory to Company that there may be one or more legal defenses available to such Indemnified Party or Parties which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party or Parties and will reimburse such Indemnified Party or Parties as aforesaid for the reasonable fees and expenses of any counsel retained by such Indemnified Party or Parties, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or Parties, which firm shall be designated in writing by such Indemnified Party or Parties. The Company agrees to notify you within a reasonable time of the assertion of any claim in connection with the sale of the Units against it, any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Act.

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held by a court of competent jurisdiction to be unavailable to you from the Company or to the Company from you, as the case may be, for any matters covered by Sections 7(a) or 7(b), the Company and you shall contribute to the aggregate losses, claims, expenses, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and you may be subject as a result of a matter referred to in Sections 7(a) or 7(b) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you and your affiliates on the other from the offering of the Units and the operation of the Company or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you and your affiliates on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you and your affiliates on the other shall be deemed to be in the same proportions so that you and your affiliates are responsible for that portion represented by the percentage that the sales commission and other compensation from the proceeds of the offering received by you or your affiliates in the aggregate bears to the aggregate payments made for the purchase of the Units, and the Company shall be responsible for the balance. The relative fault of the Company on the one hand and you and your affiliates shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by you and your affiliates and the parties' relative intent, knowledge and access to information. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought; and the omission so to notify such party or parties will relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder as to the particular item for which contribution is then being sought but not from any other liability which it or they may have to the party seeking contribution.

SECTION 8  Representations.,  Warranties and Agreements to Survive Delivery.
           ----------------------------------------------------------------

      All representations, warranties and agreements contained in this Managing Dealer Agency Agreement (including your covenants provided in Section 4 hereof) or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, or by or on behalf of the Company and shall survive the Offering Termination Date.

SECTION 9  Effective Date of this Agency Agreement and Termination Thereof.
           ---------------------------------------------------------------

      (a) This Managing Dealer Agency Agreement shall become effective on the date of the Memorandum. The Company may prevent this Managing Dealer Agency Agreement from becoming effective without liability of any party to any other party, except for the break-up fee and expenses as otherwise provided in Section 5, by giving the notice indicated below in this Section prior to the time when this Managing Dealer Agency Agreement would otherwise become effective as herein provided.

      (b) You shall have the right to terminate this Managing Dealer Agency Agreement by giving the notice indicated below in this Section 9 (A) at any time at or prior to the Minimum Subscription Closing Date or any Additional Issuance Date if there shall have been, since the dates as of which information is given in the Memorandum, any material adverse change in the condition of the Company, financial or otherwise, or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (B) at any time at or prior to the Minimum Subscription Closing Date (i) if there shall have occurred any new outbreak of hostilities or other national or international calamity or crisis (including acts of terrorism conducted in the United States), or a bankruptcy default with respect to the debt obligations of, or the institution of proceedings under the Federal bankruptcy laws by or against, any State of the United States, the effect of such outbreak, calamity or crisis on the financial markets of the United States being such as in your judgment would make the offering or delivery of the Units impracticable, or (ii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on such Exchange, or if a banking moratorium shall have been declared by either Federal or California authorities. If you terminate this Managing Dealer Agency Agreement as provided in this Section, such termination shall be without liability of any party to any other party except for the break-up fee and expenses as otherwise provided in Section 5.

      (c) If you elect to prevent this Managing Dealer Agency Agreement from becoming effective or to terminate this Managing Dealer Agency Agreement as provided in this Section 9, the Company shall be notified promptly by you, by telephone or telegram, confirmed by letter. If the Company elects to prevent this Managing

Dealer Agency Agreement from becoming effective as provided in this Section 9, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

SECTION 10 Notices and Authority to Act.
           ----------------------------

      All communications hereunder shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at C. K. Cooper & Company, Inc., 18300 Von Karman Avenue, Suite 440, Irvine, California 92612,
Attention: Annagene E. Montano, with a copy to Ronald Warner, Esq. at Arter & Hadden LLP, 725 South Figueroa Street, Suite 3400, Los Angeles, California 90017 or, if sent to the Company, shall be delivered or telegraphed and confirmed at Fortune Natural Resources Corporation, One Commerce Green, 515 West Greens Road, Suite 720, Houston, Texas 77067, Attention: Tyrone Fairbanks, Chairman, with a copy to Bruce L. Ashton, Esq. at Reish Luftman McDaniel & Reicher, 11755 Wilshire Boulevard, 10th Floor, Los Angeles, California 90025.

SECTION 11 Notices and Authority to Act.
           ----------------------------

      This Managing Dealer Agency Agreement shall inure to the benefit of and be binding upon each of you, the Company and the Company's respective successors, this Managing Dealer Agency Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, except as otherwise specifically provided herein.

SECTION 12 Applicable Law.
           --------------

      This Managing Dealer Agency Agreement shall be construed in accordance with the laws of the State of California.

      If the foregoing is accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you and the Company in accordance with its terms.

                               Very truly yours,

                               FORTUNE NATURAL RESOURCES CORPORATION, a
                               Delaware corporation


                               By  /s/ Tyrone J. Fairbanks
                                   -----------------------------
                                   Name:  Tyrone J. Fairbanks
                                          Chairman of the Board

Confirmed and Accepted
as of the date first above written:

C. K. COOPER & COMPANY, INC.


By  /s/ Alexander G. Montano
    -----------------------------
    Name:  Alexander G. Montano
           Managing Director

                                    EXHIBIT A




                      FORTUNE NATURAL RESOURCES CORPORATION
                            (a Delaware corporation)

                      $4,000,000 Aggregate Amount of Units

             (Each Unit represents one share of Series A Convertible
           Participation Preferred Stock, par value $1.00 per share,
       and one stock purchase warrant to purchase shares of common stock, par value $0.01 per share, on the terms and in the
                      amounts set forth in such warrants)

                           SOLICITING DEALER AGREEMENT


                                                           _______________, 2002


Ladies/Gentlemen:

      We have agreed to use our best efforts to sell up to 400,000 Units (the "Units"), subscribers to which may, at the election and sole discretion of the Company, become holders of the Units, which number of Units may be increased by up to an additional 100,000 Units as described in the enclosed Memorandum. The Units are being offered by us as agent for the Company. The Units and the terms of the offering are more fully described in the enclosed Memorandum, receipt of which you hereby acknowledge.

      We are hereby inviting certain Soliciting Dealers, subject to the other terms and conditions set forth below and in such Memorandum, to solicit subscriptions for Units. You hereby confirm that you are a dealer actually engaged in the investment banking or securities business and that you are either
(i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories or possessions and not registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. You hereby agree to comply with the provisions of Sections 24 and 34 of Article III of the Rules of Fair Practice of the NASD, including Appendix F thereto, and if you are a foreign dealer and not a member of the NASD, you also agree to comply with: (i) the NASD's interpretation with respect to free-riding and withholding, (ii) the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, as though you were a member of the NASD, and (iii)
Section 25 of Article III thereof as that Section applies to non-member foreign dealers.

      The offering price of the Units is $10 per Unit with a minimum purchase requirement of 1,000 Units. We will pay to you a commission of 7.5% of the proceeds received in each case with respect to each Unit sold by the Company pursuant to a Subscription Agreement solicited by you and warrants equal to 2.5% of the proceeds received. Payment will be made promptly on the Minimum Subscription Closing Date or any Additional Issuance Date; provided, however, that in the event that a sale of a Unit for which you have solicited a Subscription Agreement shall not occur, whether by reason of the failure of any condition specified herein or in the Subscription Agreement or the Managing Dealer Agency Agreement, rejection of the subscription by the Company or otherwise, no commission in respect thereof shall be due. Commissions will be payable only with respect to transactions lawful in the jurisdiction where they occur. You agree that each subscriber entitled to a reduction in purchase price shall pay an amount net of any such reduction in the manner set forth in the enclosed Memorandum. Attached hereto as Exhibit A is information regarding your address, states you are qualified in and notice provisions.

      You agree to submit on behalf of each person desiring to purchase Units a Subscription Agreement Signature Page in form and substance satisfactory to the Company and such other information as the Company deems reasonably necessary, and all documents, if any, required under state securities laws. You shall ascertain that each Subscription Agreement Signature Page has been properly completed. All payments for subscriptions shall be made by check payable to the order of "Pacific Mercantile Bank -- FNRC Escrow Account."

      You agree to promptly submit on behalf of each person desiring to purchase Units a completed Subscription Agreement as well as all checks received by you from subscribers to us, whereupon such Subscription Agreement and checks will be forwarded by us to Pacific Mercantile Bank.

      Subscriptions for Units shall be made only during the offering period described in the Memorandum.

      Upon receipt of the aforementioned Subscription Agreement by the Bank, the Company will determine as soon as practicable (but in no event more than 30 days after receipt) whether it expects to accept the proposed purchaser as a unitholder with respect to Units of the Company, it being understood that the Company reserves the right to reject the tender of any Subscription Agreement. Should the Company determine to accept the tender of the Subscription Agreement, the Company will promptly advise you of such action. Should the Company determine to reject the tender of the Subscription Agreement, it will promptly notify you in writing (and, if the Company elects, the prospective purchaser) of such determination and the Company shall promptly return the tendered Subscription Agreement and the check in payment of the purchase price of the Units to you and you shall then promptly return the same to the Subscriber.

      You agree to retain in your records and make available to us and the Company, for a period of at least four years, information establishing that each purchaser of the Units pursuant to a Subscription Agreement solicited by you is within the permitted class of investors under the requirements, if any, of the jurisdiction in which such purchaser is a resident, and such purchaser has met the suitability requirements of Appendix F of the NASD's Rules of Fair Practice as set forth in the Subscription Agreement. In that connection, you shall bring to the attention of potential investors the liquidity and marketability limitations with respect to the Units. You shall not execute any transaction in a discretionary account without the prior written approval of the purchaser. In this regard, you represent that each of your agents or employees has been instructed that he or she must comply with the requirements of Section 3 of Appendix F and that all steps necessary to insure that such salesmen will comply with such requirements have been taken.

      You shall have no reasonable grounds to believe, on the basis of having received and examined the Memorandum, including, without limitation, the "Use of Proceeds" and "Risk Factors" sections thereof, that all material facts are not adequately and accurately disclosed and provide a basis for evaluating an investment in the Company, and for purposes of evaluating the Company, you recognize that under Appendix F you may rely on the information from an inquiry conducted by another NASD member only if you have reasonable grounds to believe that such inquiry was conducted with due care, the results of the inquiry were given to you with the permission of the NASD member that made the inquiry and that no NASD member that participated in the inquiry is a sponsor or affiliate of the sponsor of the Company.

      All subscriptions solicited by you will be strictly subject to confirmation by us and acceptance thereof by the Company. Neither you nor any other person is authorized to give any information, written or oral, or make any representations, written or oral, in connection with the offer and sale of Units other than those contained (i) in the Memorandum in connection with the sale of any of the Units or (ii) any supplemental sales material supplied or prepared by the Company and delivered to you by the Company for use in making offers of Units. No dealer is authorized to act as agent for us when offering any of the Units to the public or otherwise, it being understood that you and each other Soliciting Dealer are independent contractors with us. Nothing herein contained shall constitute you or any other Soliciting Dealer an association or partner with us.

      Upon release by us, you may offer the Units at the offering price, subject to the terms and conditions hereof.

      We understand that the Company will provide you with such number of copies of the enclosed Memorandum and such number of copies of amendments and supplements thereto as you may reasonably request. We also understand that the Company may provide you with certain supplemental sales material to be used by you in connection with the solicitation of Units of the Company. In the event you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitations of Units unless accompanied or preceded by the Memorandum as then currently in effect and as it may be amended or supplemented in the future. You agree that you will deliver a copy of the Memorandum, and any amendments or supplements thereto, to each person to whom you make an offer of Units and that you will not disseminate or publish any advertisement relating to your solicitation of subscribers for the Units (including, without limitation, any so-called tombstone advertisement or any advertisement relating to seminars) (i) the form of which has not been submitted to the NASD by the Company and (ii) that has not been approved in writing by the Company.

      This Agreement shall terminate at the close of business on the 45th day after the completion of the sale of all the Units by the Company, unless earlier terminated.

      We shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended (the "Act"), or of the rules and regulations thereunder (the "Regulations").

      Upon application to us, we will inform you as to the jurisdictions in which we believe the Units have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Units in any jurisdiction. You agree that we may limit the number of offers and sales which may be made, or the number of Units which may be sold, by you in any jurisdiction. You agree not to sell Units in any jurisdiction where such sale by you is prohibited.

      You warrant and represent that you and your agents and employees are duly licensed to sell the Units in those jurisdictions in which you do so. You further agree that you will promptly notify us of any changes in your, or your agent's or employee's, status as a licensed broker-dealer in any jurisdiction in which you or your agent or your employee has been offering or selling Units.

      We will make available to you, to the extent they are made available to us by the Company, such number of copies of the Memorandum as you may reasonably request for the purposes contemplated by the Act, the Regulations, the 1934 Act, and the applicable rules and regulations thereunder.

      In making any offer or sale of Units, you shall comply with the provisions of the 1933 Act and the 1934 Act, you shall comply with all of the provisions of this Soliciting Dealer Agreement, and you shall take all necessary actions pursuant to instructions given by counsel to the Company or us or otherwise required to permit the offer and sale of the Units to comply with the securities or "blue sky" laws of the jurisdictions in which you make offers or sales of Units.

      The Company shall execute a copy of this Agreement for the purposes of affording you the indemnifications provided in Section 7 of the Managing Dealer Agency Agreement.

      This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns, this Agreement and its conditions and provisions being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and for the benefit of no other person, firm, partnership or corporation.

      The terms used herein, unless defined otherwise, shall have the same meaning as in the Agency Agreement.

      This Agreement may be amended only by means of a written document, signed by the party to be bound, and may not be assigned by you without our prior written consent.

      This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Agreement is mailed.

      Please confirm your agreement hereto by signing and returning at once to us at 18300 Von Karman Avenue, Suite 440, Irvine, California 92612, Attention:
Annagene E. Montano, the enclosed duplicate of this letter. Upon receipt thereof, this letter and such signed duplicate copy will evidence the agreement between us.

Very truly yours,

C. K. COOPER & COMPANY, INC.


By  /s/ Annagene E. Montano
    -----------------------------
    Annagene E. Montano
    Vice President, Administration


Accepted:


---------------------------------
(Signature of Selected Dealer)


---------------------------------


---------------------------------
(Address to which all communications are to be sent)


      Agreed to by FORTUNE NATURAL RESOURCES CORPORATION for the purpose of providing indemnification to the Soliciting Dealer to the same extent as provided in Section 7 of the Managing Dealer Agency Agreement to which the form of this Agreement is attached as an Exhibit.


By  /s/ Tyrone J. Fairbanks
    -----------------------------
    Tyrone J. Fairbanks
    Chairman of the Board

                                   EXHIBIT "A"

                                       TO

                           SOLICITING DEALER AGREEMENT




1.    Date of Agreement:  _______________,     20__

2.    Identity of Soliciting Dealer:

      Name: ______________________________________________________________

      Type of Entity: ____________________________________________________
                        (corporation, partnership, or proprietorship)

      Organized in: ______________________________________________________
                                     (which state)

      Qualified to do business and in good standing in:

      ____________________________________________________________________
                               (which states)

3.    Person to receive notice:

      Name:  _____________________________________________________________

      Address:  __________________________________________________________

      City, State and Zip Code:  _________________________________________

      Telephone No.:  ____________________________________________________


5.    Person to receive commission:

      ____________________________________________________________________

                                    EXHIBIT B




                              _______________, 2002




C. K. Cooper & Company, Inc.
18300 Von Karman Avenue, Suite 440
Irvine, California  92612



      Re:  Private Placement of Securities of Fortune Natural Resources
           Corporation
           -------------------------------------------------------------


Ladies and Gentlemen:

      This opinion is furnished to you, C. K. Cooper & Company, Inc. as managing dealer to Fortune National Resources Corporation, a Delaware corporation (the "Company"), pursuant to
Section 6(a) of that certain Managing Dealer Agency Agreement dated February 15, 2002 (the "Agency Agreement"), by and between the Company and you.

      We have acted as counsel to the Company in connection with the proposed issuance and sale of up to $5,000,000 of its Series A Convertible Participating Preferred Stock (the "Preferred Stock") and stock purchase warrants (the "Warrants") (the Preferred Stock and the Warrants are collectively referred to as the "Securities") offered and sold pursuant to the Company's Confidential Private Placement Memorandum, dated February 15, 2002 (the "Memorandum"). Capitalized terms used in this opinion, unless specifically defined in this opinion, have the meanings given them in the Agency Agreement.

Documents Reviewed

      In connection with rendering the opinions set forth herein, we examined the Company's Certificate of Incorporation and its By-Laws, each as amended to date, and the proceedings of the Company's Board of Directors and shareholders taken in connection with issuing the Securities, and the following additional documents:

      1.   The Agency Agreement;

      2.   The Memorandum;

      3. The form of Subscription Agreement (the "Subscription Agreement") by and among the Company and each of the purchasers of the Securities (the "Investors");

      4.   Certificate  of  Status  Domestic   Corporation,   dated
_______________, 2002, issued by the Delaware Secretary of State;

      5. Good Standing Certificates from applicable agencies of other states wherein the Company is qualified to do business; and

      6. The Company's Certificate of Designations authorizing the Preferred Stock.

Assumptions

      In conducting our examination, we have assumed the following: (i) that any agreement relating to the issuance of the Securities, including, without limitation, the Agency Agreement and the Subscription Agreement, has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, and (iii) that the Memorandum and each of the Agreements has been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company.

Opinions

      Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company does not, directly or indirectly, own or control or have any interest in, any corporation, partnership, limited liability company, association or other entity.

      2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum.

      3. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except to the extent that failure to so qualify would not have a material adverse effect on the Company.

      4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Memorandum, including, without limitation, as stated in the "Capitalization" section of the Memorandum but excepting the financial statements and related schedules or other financial or statistical data on which we express no opinion; the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to our knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right, except for registration rights that have been fulfilled by the Company.

      5. When delivered to the Investors against payment of the agreed consideration therefor in accordance with the provisions of the Subscription Agreement, the Securities and any common stock of the Company (the "Common Stock") to be issued upon the conversion of the Securities, as described in the Agreements, will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

      6. The Company has the requisite corporate power and authority to execute, deliver and perform the Agreements and to issue, sell and deliver to the Investors the Securities and the Common Stock to be issued upon the conversion or exercise of the Securities.

      7. The Subscription Agreement and the Agency Agreement have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, each is a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles.

      8. The performance of the Agreements and the consummation of the transactions, therein contemplated, including, without limitation, the issuance of the Securities and the Common Stock to be issued upon conversion of the Securities do not (a) violate any provision of the Company's Certificate of Incorporation or By-Laws or (b) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to us to which the Company is a party or by which its properties are bound the effect of which would have a material adverse effect on the business of the Company or the consummation of the transaction contemplated by the Subscription Agreement or the Agency Agreement, or any applicable statute, rule or regulation known to us, or any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of their properties or operations.

      9. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated in the Subscription Agreement or the Agency Agreement, including, without limitation, the issuance of the Securities and the Common Stock to be issued upon conversion of the Securities, except such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Company.

      10. Assuming the representations and warranties of the Investors in the Subscription Agreement are true, the offer and sale of the Securities by the Company in accordance with the terms of the Subscription Agreement and the Agency Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

      11. To our knowledge, except as described in the Memorandum, there are no legal or governmental proceedings pending or threatened against the Company.

      12. To our knowledge, the Company is not presently (a) in violation of its Certificate of Incorporation or By-Laws, or (b) in breach of any applicable statute, rule or regulation known to such counsel or, to our knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

      In connection with our review of the Memorandum and the Subscription Agreement and the Agency Agreement, we participated in conferences with officers and representatives of the Company, and with representatives of the Company's independent certified public accountants, at which we made inquiries of such officers and representatives and discussed the contents of the Memorandum and related matters, and performed such other examinations as we deemed necessary; without taking further action to verify independently the statements made in the Memorandum, nothing has come to our attention that would lead us to believe that the Memorandum or any amendment or supplement thereto made by the Company prior to the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in connection with the opinion set forth in this sentence, we express no opinion as to financial statements and related schedules and other financial or statistical data therein.

      Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of_____________________________________________, the attorneys in this firm who have rendered legal services in connection with the transaction described in the first two paragraphs of this letter. However, we have not undertaken any independent inquiry to determine the accuracy of such statement, and any limited inquiry undertaken by us should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company.

Limitations

      This opinion is based solely upon the laws of the United States and the State of Delaware, as currently in effect, and does not include an interpretation or statement concerning the laws of any other state or jurisdiction.

      This opinion is rendered as of the date set forth above solely for your benefit and the benefit of your counsel and may not be reviewed, relied upon, used, circulated, referred to or quoted to any party without our prior written consent.

      We make no undertaking to supplement this opinion if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

                               Very truly yours




                               REISH LUFTMAN McDANIEL & REICHER